Exhibit 10.1

AGREEMENT REGARDING ADDITIONAL TERM LOANS

THIS AGREEMENT REGARDING ADDITIONAL TERM LOANS (this “Agreement”) dated as of August 31, 2016 by and among SL GREEN REALTY CORP. (the “Parent”), SL GREEN OPERATING PARTNERSHIP, L.P. (“SLGOP”) and RECKSON OPERATING PARTNERSHIP, L.P. (“Reckson”; together with the Parent and SLGOP, each individually a “Borrower” and collectively, the “Borrowers”), BANK OF MONTREAL (“BMO”), MIZUHO BANK, LTD. (“Mizuho”), WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”; and together with the BMO and Mizuho, collectively, the “Increasing Lenders” and each an “Increasing Lender”), and Wells Fargo, as Administrative Agent (the “Administrative Agent”).

WHEREAS, the Borrowers, the financial institutions from time to time party thereto as “Lenders”, the Administrative Agent, and the other parties thereto, have entered into that certain Amended and Restated Credit Agreement (as amended by that certain First Amendment to Amended and Restated Credit Agreement (the “First Amendment”) dated as of March 21, 2014, as further amended by that certain Second Amendment to Amended and Restated Credit Agreement dated as of January 6, 2015, as further amended by that certain Third Amendment to Amended and Restated Credit Agreement (the “Third Amendment”) dated as of July 31, 2015, and as further amended, restated, supplemented or otherwise modified from time to time up to, but not including the date hereof, the “Credit Agreement”) dated as of November 16, 2012 (the “Original Closing Date”), pursuant to which, on and as of the Original Closing Date, the Lenders made available to the Borrowers certain credit facilities consisting of up to $1,200,000,000 in aggregate amount of Revolving Commitments and $400,000,000 in aggregate principal amount of Term Loans;

WHEREAS, in connection with the First Amendment, the Borrowers borrowed $383,000,000 in aggregate principal amount of Additional Term Loans;

WHEREAS, in connection with that certain Agreement Regarding Additional Term Loan dated as of November 10, 2014, among the Borrowers, The Bank of New York Mellon and the Administrative Agent, the Borrowers borrowed $50,000,000 in aggregate principal amount of Additional Term Loans;

WHEREAS, in connection with the Third Amendment, (i) the Revolving Commitments were increased to an aggregate amount of up to $1,600,000,000 and (ii) the Borrowers borrowed $100,000,000 in aggregate principal amount of Additional Term Loans; and

WHEREAS, pursuant to Section 2.19. of the Credit Agreement, the Increasing Lenders are willing to make Additional Term Loans to the Borrowers in the principal amount of $250,000,000 on the terms set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1.  Additional Term Loan.  Upon the effectiveness of this Agreement each Increasing Lender agrees to make an Additional Term Loan to the Borrowers in the principal amount set forth for such Increasing Lender on Exhibit A attached hereto as such Increasing Lender’s “Additional Term Loan Amount” (the “New Additional Term Loans”).

Section 2.  Conditions Precedent.  The effectiveness of this Agreement, including each Increasing Lender’s obligation to make a New Additional Term Loan pursuant to Section 1 above, is subject to receipt by the Administrative Agent of each of the following, each in form and substance satisfactory to the Administrative Agent:

(a)           a counterpart of this Agreement duly executed by the Borrowers, the Administrative Agent and the Increasing Lenders;

(b)           new or replacement (as the case may be) Term Notes executed by the Borrowers, payable to each Increasing Lender in the aggregate principal amount of such Term Loan Lender’s Term Loans after giving effect to this Agreement (the “New Term Notes”);

(c)           copies certified by the Secretary or Assistant Secretary of all corporate, partnership or other necessary action taken by the Borrowers to authorize their execution, delivery and performance of this Agreement and the New Term Notes and the borrowing of the New Additional Term Loans;

(d)           an opinion of counsel to the Borrowers and addressed to the Administrative Agent and each Increasing Lender covering such matters as reasonably requested by the Administrative Agent; and

(e)           evidence that all fees, expenses and reimbursement amounts due and payable to the Administrative Agent and each Lender have been paid.

Section 3.              Representations and Warranties and Acknowledgements of Increasing Lenders.  Each Increasing Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and (ii) it has, independently and without reliance upon the Administrative Agent or any Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and to make a New Additional Term Loan and (b) agrees that it will, independently and without reliance on the Administrative Agent or any Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.

Section 4.              Representations of Borrowers.  Each Borrower represents and warrants that (a) no Default or Event of Default shall be in existence as of the date hereof or immediately after giving effect to the making of the New Additional Term Loans contemplated hereby, (b) the representations and warranties made or deemed made by any Borrower in any Loan Document to which such Borrower is a party shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on the date of the making of the New Additional Term Loan with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall have been true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder and (c) the execution and delivery by each Borrower of this Agreement and the performance by each Borrower of this Agreement and the Credit Agreement, as supplemented by this Agreement, in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice, or both: (i) require any Government Approvals or violate any Applicable Laws (including Environmental Laws) relating to any Borrower; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of any Borrower, or any indenture, agreement or other instrument to which any Borrower is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Borrower other than in favor of the Administrative Agent for its benefit and the benefit of the Lenders and the Issuing Bank.

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Section 5.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD REQUIRE THE APPLICATION OF LAWS OF ANOTHER JURISDICTION.

Section 6.  Counterparts.  This Agreement may be executed in any number of counterparts (which may be effectively delivered by facsimile, in portable electronic format (“PDF”) or other similar electronic means) each of which, when taken together, shall constitute one and the same agreement.

Section 7.  Headings.  Section headings have been inserted herein for convenience only and shall not be construed to be a part hereof.

Section 8.  Amendments; Waivers.  This Agreement may not be amended, changed, waived or modified except by a writing executed by each Lender party hereto, the Administrative Agent and the Borrowers.

Section 9.  Expenses.  The Borrowers shall reimburse the Administrative Agent upon demand for all costs and expenses (including attorneys’ fees) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Agreement and the other agreements and documents executed and delivered in connection herewith.

Section 10.  Benefits.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 11.  Definitions.  Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

Section 12.  Effects.  On and after the effectiveness of this Agreement, this Agreement shall constitute a Loan Document.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement Regarding Additional Term Loans to be executed as of the date first above written.

SL GREEN OPERATING PARTNERSHIP, L.P.

By:	SL Green Realty Corp.

By:	/s/ Andrew Mathias
	Name:	Andrew Mathias
	Title:	President

RECKSON OPERATING PARTNERSHIP, L.P.

By:	Wyoming Acquisition GP LLC,
as Sole General Partner

	By:	SL Green Operating Partnership, L.P.,

	By:	SL Green Realty Corp.

By:	/s/ Andrew Mathias
	Name:	Andrew Mathias
	Title:	President

SL GREEN REALTY CORP.

By:	/s/ Andrew Mathias
	Name:	Andrew Mathias
	Title:	President

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[Signature Page to Agreement Regarding Additional Term Loans with SL Green Operating Partnership, L.P. et al.]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and as an Increasing Lender

By:	/s/ Matthew Ricketts
Name: Matthew Ricketts
Title:Managing Director

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[Signature Page to Agreement Regarding Additional Term Loans with SL Green Operating Partnership, L.P. et al.]

BANK OF MONTREAL, as an Increasing Lender

By:	/s/ Kevin Fennell
Name: Kevin Fennell
Title: Vice President

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[Signature Page to Agreement Regarding Additional Term Loans with SL Green Operating Partnership, L.P. et al.]

MIZUHO BANK, LTD., as an Increasing Lender

By:	/s/ John Davies
Name: John Davies
Title: Authorized Signatory

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EXHIBIT A

Amounts of Additional Term Loans / New Term Loan and Revolving Commitment Amounts

Lender	Additional Term Loan Amount
Wells Fargo Bank, National Association	$125,000,000
Bank of Montreal	$75,000,000
Mizuho Bank, Ltd.	$50,000,000
TOTAL	$250,000,000